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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2013 with respect to the consolidated financial statements of Athlon Holdings LP and our report dated June 4, 2013 with respect to the balance sheet of Athlon Energy Inc., in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-189109) and related Prospectus of Athlon Energy Inc.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
July 18, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm